FIRST AMENDMENT TO THE
RUBY TUESDAY, INC. HEALTH SAVINGS ACCOUNT PLAN

THIS FIRST AMENDMENT is made December 15, 2010 by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Health Savings Account Plan (the “Plan”) under an indenture effective as of January 1, 2008; and

WHEREAS, the Primary Sponsor now desires to amend the Plan for changes required by the Patient Protection and Affordable Care Act of 2010, as amended, and to make other miscellaneous changes.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 2011, as follows:

1.           By deleting the existing Section 1.6 and substituting therefor the following:

“1.6           ‘Dependent’ means any Eligible Employee’s dependent, within the meaning of Code Section 152 (without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) or Code Section 105(b).”

2.           By deleting the existing Section 1.27(a) and substituting therefor the following:

“(a)           means amounts paid by a Participant for diagnosis, cure, mitigation, treatment or prevention of disease, relating to vision or dental care, including, without limitation, a prescribed medicine or drug (regardless of whether the medicine or drug requires a prescription).”

3.           By adding to Section 3.3 immediately after the phrase “thirty (30) day period” the phrase “(or such longer period as required by law)”.

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:   /s/ Samuel E. Beall, III

Title: Chairman, CEO and President